                                                                      EXHIBIT 11

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                  COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)

                                                                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,           SEPTEMBER 30,
                                                                               -------------------       -----------------
                                                                               2003           2002        2003        2002
                                                                               ----           ----        ----        ----
The weighted average number of shares of
   Common Stock were as follows..........................................     90,000         90,000      90,000      90,000
                                                                              ======         ======      ======      ======

Income used in the computation of earnings per share were as follows:

                                                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,              SEPTEMBER 30,
                                                                            ------------------------     --------------------
                           CONSOLIDATED                                        2003           2002         2003       2002
                                                                               ----           ----         ----       ----
 Net earnings............................................................   $ 54,979       $  36,408      154,033   $ 111,560

 Dividends paid on preferred stocks......................................       (130)           (130)        (390)       (390)
                                                                            --------       ---------      -------   ---------
                                                                            --------       ---------      -------   ---------
 Income used in per share computation of earnings........................   $ 54,849       $  36,278      153,643   $ 111,170
                                                                            ========       =========      =======   =========

 Basic and fully dilutive earnings per share.............................   $   0.61       $    0.40         1.71   $    1.24
                                                                            ========       =========      =======   =========